                                 Exhibit 99



                            [Face of Proxy Card]



                             Peoples State Bank

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Peoples State Bank ("Peoples") hereby constitutes and appoints Edward Heveran and Joan B. Murcko, or any of them, the true and lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to act at and vote at the Special Meeting of Shareholders ("Meeting") to be held on April ___, 1995, at ________a.m., New Port Richey time, at the Peoples' Main Office, 6335 U.S. Highway 19, New Port Richey, Florida, and at any adjournment or adjournments thereof:

     1.   For []         Against []          Abstain []

          The approval of an Agreement and Plan of Reorganization, dated as of December 6, 1994, by and between SunTrust Banks, Inc. ("SunTrust") and Peoples and a related Plan and Agreement of Merger between STI Subsidiary, Inc. ("STI Subsidiary") and Peoples. Further, approval for the conversion of each outstanding share of the $5.00 par value common stock of Peoples ("Peoples Common Stock"), in accordance with the election by each Peoples shareholder, into either: (a) .75 shares of $1.00 par value SunTrust common stock ("SunTrust Common Stock") for each share of Peoples Common Stock or (b) cash equal to .75 times the average of the closing prices per share of SunTrust Common Stock as reported on the NYSE Composite Tape for each of the twenty trading days immediately preceding the date of the Meeting, subject to an aggregate cash limit equal to the amount resulting from the conversion of 19.75% of the shares of Peoples Common Stock into cash.

     2. In their discretion, to act and vote upon such other business as may come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

              (Continued, and to be signed, on the other side)

                           [Reverse of Proxy Card]


     The undesigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated March __, 1995, and the Proxy Statement-Prospectus and accompanying documents forwarded therewith and ratifies all lawful action taken by the above-named attorneys and proxies.


Date:  ______________________, 1995    ____________________________(SEAL)

                                       ____________________________(SEAL)

                                      Note:  Signature(s) should agree with
                                      name(s) on Peoples stock
                                      certificate(s).  Executors,
                                      administrators, trustees and other
                                      fiduciaries, and persons signing on
                                      behalf of corporations or partnerships,
                                      should so indicate when signing.